As filed with the Securities and Exchange Commission on May 16, 1995.

                                   Registration No. 33-


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                      FORM S-8 and FORM S-3
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                    SUPREME INDUSTRIES, INC.
     (Exact name of Registrant as specified in its charter)

          DELAWARE                             75-1670945
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

      65140 U.S. 33 East, P.O. Box 237, Goshen, IN  46526,
                       (219) 642-3070
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    1992 Stock Option Plan; 1982 Incentive Stock Option Plan
                       Full title of plan

                       RICE M. TILLEY, JR.
                  Law, Snakard & Gambill, P.C.
                       3200 Bank One Tower
                    Fort Worth, Texas  76102
                         (817) 878-6350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:
                       VERNON E. REW, JR.
                  Law, Snakard & Gambill, P.C.
                       3200 Bank One Tower
                    Fort Worth, Texas  76102

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

                       CALCULATION OF REGISTRATION FEE




                                   Proposed       Proposed
                                   maximum        maximum
Amount
Title of each          Amount      offering       aggregate      of
class of securities    to be       price per      offering
regis.
to be registered       registered  share          price
fee.




Common Stock,          172,500(1)  $4.14(2)        $714,150(3)
$246.24
Class A                shares
$.10 par value

Common Stock,          143,500(4)  $7.66(5)      $1,099,210(5)
$379.00
Class A
$.10 par value

Common Stock,           57,132(6)  $7.66(7)        $437,631(7)
$150.90
Class A
$.10 par value

TOTALS                 373,132                   $2,237,191
$776.14





(1)(a) 152,500 shares are issuable upon exercise of presently outstanding
options issued under registrant's 1992 Stock Option Plan. This Registration Statement also covers such indeterminable number of additional shares as may become deliverable due to future adjustments under terms of such Plan; and (b) 20,000 shares are issuable upon exercise of presently outstanding options issued under registrant's 1982
Incentive Stock Option Plan.

(2) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Computation based on the weighted average exercise price (rounded to nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(3) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note
(1) above.

(4) 143,500 shares are issuable upon exercise of options not yet granted under the 1992 Stock Option Plan. This Registration Statement also covers such undeterminable number of additional shares as may become deliverable due to future adjustments under terms of such Plan.

(5) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Computation based on the average of the high and low prices of the Class A Common Stock as reported on the
American Stock Exchange on May 3, 1995, given that the price, at which options to be granted in the future may be exercised, is not currently determinable.

(6)  Represents the number of shares previously issued under the
1992
Stock Option Plan and 1982 Incentive Stock Option Plan that are to be registered and offered by Selling Shareholders.

(7) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Computation based on the average of the high and low prices of the Class A Common Stock as reported on the
American Stock Exchange on May 3, 1995, given that the price at which shares are to be sold in the future is not currently determinable.



     This Registration Statement shall be deemed to cover securities resulting from stock splits, stock dividends or similar transactions as provided by Rule 416 of the Act.

                           EXPLANATORY NOTE

     In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration
Statement on Form S-8 for offers of Common Stock of Supreme
Industries,
Inc. (the "Company") pursuant to the benefit plans referred to herein
(the "Plans"). The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form
S-3 and may be used for reofferings and resales of unregistered shares of
Common Stock previously acquired pursuant to the Plans, (hereinafter such
Prospectus will be referred to as the "Prospectus").
REOFFER PROSPECTUS

                    SUPREME INDUSTRIES, INC.

                          57,132 Shares

              Class A Common Stock, $.10 par value

         Offered for the Account of Selling Shareholders

                   See "Selling Shareholders"
                _________________________________


     This Prospectus relates to 57,132 shares (the "Shares") of the Class A Common Stock, $.10 par value ("Common Stock"), of Supreme Industries, Inc. (the "Company"), a Delaware corporation, which may be offered from time to time by certain selling shareholders (the "Selling Shareholders") for their own benefit. It is anticipated that the Selling Shareholders will offer the Shares for sale at prevailing prices on the American Stock Exchange on the date of sale or at negotiated prices. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholders will be borne by such Selling Shareholders.

     The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     The Class A Common Stock of the Company is traded on the American Stock Exchange. On May 3, 1995, the closing price of the Company's Class A Common Stock, as reported by the American Stock Exchange in The Wall Street Journal, was $7.625 (AMEX Symbol: STS).

     No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholder.
This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this Prospectus is May 5, 1995.

                      AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith shall file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information, as of particular dates, concerning directors and officers of the Company, their remuneration, options granted to them, the principal holders of securities of the Company, and any material interest of such persons in transactions with the Company will be disclosed in the proxy statements to be distributed to shareholders of the Company and filed with the Commission.
                _________________________________

     This Prospectus incorporates by reference documents not presented herein or delivered herewith. The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to the Chief Financial Officer, Supreme Industries, Inc., 65140 U.S. 33 East, P.O. Box 237, Goshen, IN 46526. The Company's telephone number at that location is (219) 642-3070.
                _________________________________


     The Company has filed with the Commission a Registration Statement on Form S-8 and Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the shares of Class A Common Stock offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement are available from the Commission.

              INFORMATION INCORPORATED BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated by reference herein:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

     (2) The Company's definitive Proxy Statement with respect to its 1995 Annual Meeting of Shareholders; and

     (3) All other reports filed by the Company since December 31, 1994, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and before the termination of the offering shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                 DETERMINATION OF OFFERING PRICE

     The offering price of the securities offered hereby by selling security holders may be based either on the market price of such securities on the American Stock Exchange as it may exist from day to day during the offering period or may reflect a negotiated price.

                      SELLING SHAREHOLDERS

     The following table shows for each Selling Shareholder, as of March 17, 1995, certain information with regard to beneficial ownership of Class A Common Stock, $.10 par value ("Common Stock") (including shares beneficially owned by such persons pursuant to the rules of beneficial ownership, including shares subject to outstanding stock options, whether or not such options are currently exercisable) as follows: the amount of Common Stock beneficially owned prior to the offering, the number of shares of Class A Common Stock offered hereby (which were acquired by the Selling Shareholders by the exercise of options granted to them under the Company's 1982 Incentive Stock Option Plan and 1992 Stock Option Plan (the "Plans")), and the amount and percentage of shares to be beneficially owned after the offering, assuming all of the shares offered hereby are sold by the Selling Shareholders.

                                                  Amount and
                   Amount of                      Percent of
                   Beneficial                     Beneficial
                   Ownership of    Amount of      Ownership of
                   Class A         Class A        Class A
                   Common Stock    Common Stock   Common Stock
                   Prior to        Hereby         After
Name(1)            Offering(2)     Offered(3)     Offering (2)(4)

James L. Bandy             5,288          1,700           3,588 *
Robert W. Wilson          26,700          1,700          25,000 *
Peter P. Borsuk           20,000         20,000             -0-
James A. Mellott          10,000         10,000             -0-
James Helmuth              7,932          7,932             -0-
Samuel K. Craig            5,000          2,000           3,000 *
Richard A. Pippenger,Sr.  17,282          7,050          10,232 *
Christy E. Miller          6,735          1,000           5,735 *
William E. Dorsey          3,750            750           3,000 *
Phillip Barry Smith        4,000          1,000           3,000 *
Stephen Bassett           59,500          4,000          55,500 *

* Represents less than 1% of the Class A Common Stock outstanding.

                      PLAN OF DISTRIBUTION

     The Common Stock may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the American Stock Exchange ("AMEX"), or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Class A Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement. The Selling Shareholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation, Rules 10b-5, 10b-6 and 10b-7 thereunder.

                    SECURITIES TO BE OFFERED

SUPREME COMMON STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 15,000,000 shares of the Company's $.10 par value Class A Common Stock and 5,000,000 shares of the Company's $.10 par value Class B Common Stock.

     Subject to the rights of the holder of any shares of Preferred Stock which may be issued, holders of Class A and Class B Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor and to participate pro-rata in dividends and, upon liquidation, any distribution to shareholders. The Company's credit agreements with its lenders contain restrictions as to the payment of dividends. Any stock issued pursuant to stock dividends or stock splits must be authorized and issued at the same rate with respect to both classes. The Common Stock carries no preemptive, subscription, or cumulative voting rights or redemption or sinking fund provisions.

     Each holder is entitled to one vote per share held of record at each meeting of the shareholders, except that with respect to the election of Directors, the holders of the Class A Common Stock are entitled to elect one-third, rounded to the lowest whole number, of the directors, and the holders of the Class B Common Stock are entitled to elect the remaining number of directors.

     Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the discretion of the holder, and, if sold publicly, will automatically convert into a like number of shares of Class A Common Stock. At such time as the number of outstanding shares of Class B Common Stock is less than 300,000 (as adjusted for stock dividends and the like), all remaining shares of Class B Common Stock are required to be automatically converted into a like number of shares of Class A Common Stock. While shares of Class B Common Stock are outstanding, no further issuances of Class B Common Stock may be made except for stock dividends, stock splits, or similar capital transactions having substantially similar effects with respect to the Class A Common Stock.

     The Company is subject to Section 203 of the Delaware General Corporation Law, which imposes restrictions on business combinations (as defined therein) with interested persons (being any person who holds 15% or more of the Company's outstanding voting stock). In general, the Company is prohibited from engaging in business combinations with an interested person for a period of three years from the date a person becomes an interested person, subject to certain exceptions. By restricting the ability of the Company to engage in business combinations with an interested person, the application of Section 203 to the Company may provide a barrier to hostile or unwanted takeovers.

     As permitted by the provisions of the Delaware General Corporation Law, the Certificate eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a directors (i) for a breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (iv) for any transaction from which the director derives an improper personal benefit. In addition, these provisions do not limit the rights of the Company or its shareholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

     The Company's Certificate and Bylaws, and Indemnification Agreements between the Company and each of its directors and officers, provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the Delaware General Corporation Law. Under such provisions any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. The Certificate, Bylaws, such Indemnification Agreements, and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate, the Bylaws, such Agreements or any other agreement, vote of stockholders or disinterested directors, or otherwise.

                          LEGAL MATTERS

     Certain legal matters in connection with this offering have been passed upon for the Company by Law, Snakard & Gambill, a Professional Corporation, Fort Worth, Texas. Rice M. Tilley, Jr. is a shareholder of Law, Snakard & Gambill and a director of the Company.

                             EXPERTS

     The consolidated financial statements of Supreme Industries, Inc. and subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated by reference in this Registration Statement/Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.




          [remainder of page intentionally left blank]

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 (FORM S-8).  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Supreme Industries,
Inc. (the "Company") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b)  The Company's definitive Proxy Statement for its 1995
Annual Meeting of Shareholders; and

     (c)  All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1994.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in any Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4 (FORM S-8).  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5 (FORM S-8).  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6 (FORM S-8) AND ITEM 15 (FORM S-3).  INDEMNIFICATION OF
DIRECTORS AND OFFICERS

     The Company's Certificate and Bylaws, and Indemnification Agreements between the Company and each of its directors and officers, provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the Delaware General Corporation Law. Under such provisions any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. The Certificate, Bylaws, such Indemnification Agreements, and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate, the Bylaws, such Agreements or any other agreement, vote of stockholders or disinterested directors, or otherwise.

ITEM 7 (FORM S-8).  EXEMPTION FROM REGISTRATION CLAIMED.

     The 57,132 shares of Common Stock presently held by Selling Shareholders which may be resold by the Selling Shareholders under the Prospectus prepared in accordance with Form S-3 were issued by the Company to the Selling Shareholders pursuant to an exemption from registration under the Securities Act, by virtue of Section 4(2) thereof and Rule 701 thereunder. The shares were purchased pursuant to private transactions in connection with the Selling Shareholders' employment with the Company. The Selling Shareholders represented their intention to acquire the securities for investment only and not with a view to the distribution thereof, and appropriate legends were affixed to the stock certificates representing the shares so purchased. The Selling Shareholders had access, by means of their employment relationship with the Company, to sufficient information to make an informed investment decision.

ITEM 8 FORM S-8; ITEM 16 OF FORM S-3.  EXHIBITS.

Exhibit
Number         Description

4.1       1992 Stock Option Plan, with form of option agreement.

4.2 1982 Incentive Stock Option Plan, with form of option agreement.

5.1 Opinion of counsel as to legality of securities being registered.

23.1      Consent of counsel (contained in Exhibit 5.1).

23.2      Consent of Independent Accountants.

24.1      Power of Attorney


ITEM 9 (FORM S-8) AND ITEM 17 (FORM S-3).  UNDERTAKINGS

     The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 14 OF FORM S-3.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Registration fee-Securities and Exchange Commission    $   771
Blue sky fees and expenses                             S   -0-
Accountant's fees                                      $   500**
Legal fees                                             $ 3,500**
Miscellaneous                                          $   229**

     Total                                             $ 5,000**


* Represents expenses relating to the distribution by the Selling Shareholders pursuant to the Prospectus prepared in accordance with the requires of Form S-3. These expenses will be borne by the Company on behalf of the Selling Shareholders.

**   Estimated amount

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Goshen, State of Indiana, on May 5, 1995.

                              SUPREME INDUSTRIES, INC.


                              By:/s/ Robert W. Wilson
                                   Robert W. Wilson, Executive Vice
                                   President, Treasurer and Chief
                                   Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 5, 1995, by the following persons in the capacities indicated.

     Signatures                    Title               Date


/s/ Herbert M. Gardner        Chairman of the       May 5, 1995
Herbert M. Gardner            Board and President
                              (Principal Executive
                              Officer)

/s/ Omer G. Kropf             Executive Vice        May 5, 1995
Omer G. Kropf                 President and
                              Director

/s/ William J. Barrett        Secretary, Assistant  May 5, 1995
William J. Barrett            Treasurer and
                              Director

/s/ Robert W. Wilson          Executive Vice        May 5, 1995
Robert W. Wilson              President,
                              Treasurer, Chief
                              Financial Officer
                              and Director
                              (Principal Financial
                              and Accounting
                              Officer

/s/ Robert J. Campbell        Director              May 5, 1995
Robert J. Campbell


/s/ Rice M. Tilley, Jr.       Assistant Secretary   May 5, 1995
Rice M. Tilley, Jr.           and Director





                                                      Exhibit 4.1
                     1992 Stock Option Plan
                               of
                    Supreme Industries, Inc.




     This Supreme Industries, Inc. 1992 Stock Option Plan (the
"Plan") provides for the granting of:

     (a) Incentive Stock Options (hereinafter defined) to certain key employees of Supreme Industries, Inc., a Delaware corporation
("Company"), and/or its Affiliates (hereinafter defined), and

     (b) Nonstatutory Stock Options (hereinafter defined) to certain key employees of Company, and/or its Affiliates, and to certain individuals who are not employees of Company or its Affiliates.

     The purpose of the Plan is to provide an incentive for key employees of Company and/or its Affiliates, and for individuals who are not employees of Company and/or its Affiliates but who from time to time provide substantial advice or other assistance or services to Company and/or its Affiliates, to remain in the service of Company and/or its Affiliates or continue to provide such assistance, to extend to them the opportunity to acquire a proprietary interest in Company so that they will apply their best efforts for the benefit of Company, and to aid Company in attracting able persons to enter the service of Company and/or its Affiliates or provide such assistance.


                            Article I
Definitions

     Sec. 1:1. Act. "Act" shall mean the Securities Exchange Act of 1934, as amended.

     Sec. 1:2. Affiliates. "Affiliates" shall mean: (a) any corporation, other than Company, in an unbroken chain of corporations ending with Company if each of the corporations, other than Company, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and (b) any corporation, other than Company, in an unbroken chain of corporations beginning with Company if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Sec. 1:3. Agreement. "Agreement" shall mean the written agreement between Company and a Holder evidencing the Option granted by Company and the understanding of the parties with respect thereto.

     Sec. 1:4. Board of Directors. "Board of Directors" shall mean the board of directors of Company.

     Sec. 1:5. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     Sec. 1:6. Committee. "Committee" shall mean the committee designated in Article III hereof by the Board of Directors to administer this Plan.

     Sec. 1:7. Eligible Individuals. "Eligible Individuals" shall mean: (a) key employees, including officers and/or directors who are also employees of Company and/or of any of its Affiliates; and
(b) individuals who are not employees of Company and/or of its Affiliates but who from time to time provide substantial advice or other assistance or services to Company and/or its Affiliates.

     Sec. 1:8. Fair Market Value. "Fair Market Value" shall mean, if the Stock is traded on one or more established markets or exchanges, the mean of the opening and closing prices of the Stock on the primary market or exchange on which the Stock is traded, and if the Stock is not so traded or the Stock does not trade on the relevant date, the value determined in good faith by the Board of Directors. For purposes of valuing Incentive Stock Options, the Fair Market Value of stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

     Sec. 1:9. Holder. "Holder" shall mean an Eligible Individual to whom an Option has been granted.

     Sec. 1:10.     Incentive Stock Options.  "Incentive Stock
Options" shall mean stock options that are intended to satisfy the requirements of Sec. 422 of the Code.

     Sec. 1:11.     Nonstatutory Stock Options.  "Nonstatutory
Stock Options" shall mean stock options that are not intended to be, or are not denominated as, Incentive Stock Options.

     Sec. 1:12.     Options.  "Options" shall mean either Incentive
Stock Options or Nonstatutory Stock Options, or both.

     Sec. 1:13.     Stock.  "Stock" shall mean Company's authorized
$.10 par value Class A Common Stock.


                           Article II
Stock and Maximum Number of Shares
Subject to the Plan

     Sec. 2:1. Description of Stock and Maximum Shares Allocated. The Stock which Options granted hereunder give a Holder the right to purchase may be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine. Subject to the adjustments in Sec. 6.6 hereof, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted hereunder may equal, but may not exceed, 300,000 shares of Company's Stock.

     Sec. 2:2. Restoration of Shares. If an Option hereunder expires, terminates, or is not exercised for any reason during the term of this Plan, the shares of Stock which were subject to such Option shall be "restored" to the Plan by again being available for Options granted after the shares' restoration, effective as of the first day of the year following such expiration, termination, or non-exercise.


                           Article III
Administration of the Plan

     Sec. 3:1. Stock Option Committee. This Plan will be administered by a Committee consisting of three members to be appointed by Company's Board of Directors. The members of the Stock Option Committee must be members of the Company's Board of Directors.

     Sec. 3:2. Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by the Board of Directors.

     Sec. 3:3. Meetings and Actions of Committee. The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held.

The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof and with the Bylaws of Company.

     Sec. 3:4. Committee's Powers. Subject to the express provisions hereof, the Committee shall have the authority, in its sole and absolute discretion to: (a) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to: (i) subject to Article VI of the Plan, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (c) accelerate the time of exercisability of any Option that has been granted; (d) construe the respective Option Agreements and the Plan; and (e) make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determination of the Committee on the matters referred to in this Sec. 3.4 shall be final and conclusive.


                           Article IV
Eligibility and Participation

     Sec. 4:1. Eligible Individuals. Options may be granted hereunder only to persons who are Eligible Individuals at the time of the grant thereof. Notwithstanding any provision contained herein to the contrary, a person may not receive an Incentive Stock Option hereunder unless he or she is an employee of Company and/or an Affiliate, nor shall a person be eligible to receive an Incentive Stock Option hereunder if he or she, at the time such Option is granted, would own (within the meaning of Secs. 422 and 425 of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of Company or an Affiliate, unless at the time such Incentive Stock Option is granted the exercise price per share is at least one hundred ten percent (110%) of the Fair Market Value of each share of stock to which the Incentive Stock Option relates and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date it is granted.

     Sec. 4:2. No Right to Option. The adoption of the Plan shall not be deemed to give any person a right to be granted an Option.


                            Article V
Grant of Options and Certain Terms of the Agreements

     Sec. 5:1. Determination of Eligible Individuals. Subject to the express provisions hereof, the Committee shall determine which Eligible Individuals shall be granted Options hereunder from time to time. In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of Company and/or its Affiliates along with such other considerations as the Board of Directors may from time to time specify. The Committee shall also determine the number of shares subject to each of such Options and shall authorize and cause Company to grant Options in accordance with such determinations.

     Sec. 5:2. Date of Grant. The date on which the Committee completes all action constituting an offer of an Option to an individual, including the specification of the number of shares of Stock to be subject to the Option, shall be the date on which the Option covered by an Agreement is granted, even though certain terms of the Agreement may not be determined at such time and even though the Agreement may not be executed until a later time. For purposes of the preceding sentence, an offer shall be deemed made if the Committee has completed all such action and has communicated the grant thereof to the potential Holder. In no event, however, may an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual execution of the Agreement by Company and the Optionee.

     Sec. 5:3. Stock Option Agreement. Each Option granted hereunder shall be evidenced by an Agreement, executed by Company and the Eligible Individual to whom the Option is granted, incorporating such terms as the Committee deems necessary or desirable. More than one Option may be granted hereunder to the same Eligible Individual and be outstanding concurrently hereunder.

In the event an Eligible Individual is granted both one or more
Incentive Stock Options and one or more Nonstatutory Stock Options, such grants shall be evidenced by separate Agreements, one for each of the Incentive Stock Option grants and one for each of the Nonstatutory Stock Option grants.

     Sec. 5:4. Forfeiture of Stock. Each Agreement may provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Option granted hereunder and/or such restrictions on the transferability of shares of Stock acquired pursuant to an Option granted hereunder as the Committee in its sole and absolute discretion deems proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to Company and/or its Affiliates for a specified period of time. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of Company.

     Sec. 5:5. Cash Awards. In addition, the Board of Directors may authorize the Committee to grant cash awards payable in connection with the exercise of an Option upon such terms and conditions as are specified by the Board of Directors; provided that no such cash award shall be effective unless it complies with any applicable requirements for exemption from liability pursuant to Rule 16b-3 promulgated under the Act.


                           Article VI
Terms and Conditions of Options

     All Options granted hereunder shall comply with, be deemed to include, and shall be subject to, the following terms and conditions:

     Sec. 6:1. Number of Shares. Each Agreement shall state the number of shares of Stock to which it relates. Except to the extent an Agreement otherwise provides, the following limitations shall apply to the exercise of each Option:

     A. First Year. A Holder may not exercise his or her Option during the first twelve (12) month period following the date of grant of such Option.

     B. After First Year. A Holder may exercise up to (but not more than) one-third of the total shares of Stock subject to his or her Option at any time after the first twelve (12) month period following the day of grant of such Option.

     C. After Second Year. A Holder may exercise up to (but not more than) two-thirds of the total shares of Stock subject to his or her Option at any time after the first twenty-four (24) month period following the date of grant of such Option.

     D. After Third Year. A Holder may exercise all of the shares of Stock subject to his or her Option at any time after the first thirty-six (36) month period following the date of grant of such Option.

     E. Senior Status. Notwithstanding the limitations stated above, if a Holder is sixty-five (65) years of age or older at the time his or her Option is granted, such Holder may exercise up to (but not more than) one-half of the total shares of Stock subject to such Option at any time during the first twelve (12) month period following the date of grant of such Option and thereafter may exercise all of the shares of Stock subject to such Option.

     F. De Minimus Limitation. Subject to the limitations stated above, each Option may be exercised at one time or on several successive occasions; however, each Option may not be exercised in an amount less than one hundred (100) shares at any one time (unless such exercise is being made as to the entire portion of Stock which may be purchased pursuant to this Plan).

     Sec. 6:2. Exercise Price. Each Agreement shall state the exercise price per share of Stock. The exercise price per share of stock subject to an Incentive Stock Option shall not be less than the greater of: (a) the par value per share of the Stock; or (b) one hundred percent (100%) of the Fair Market Value per share of Company's Stock on the date of the grant of the Option. The exercise price per share of stock subject to a Nonstatutory Stock Option shall not be less than fifty percent (50%) of the Fair Market Value per share of the Stock on the date of the grant of the Option.

     Sec. 6:3. Medium and Time of Payment, Method of Exercise, and Withholding Taxes.

     A. Payment of Exercise Price. The exercise price of stock covered by an Option shall be payable upon the exercise of the Option in cash, by certified or cashier's check, or, with the consent of the Committee, with shares of Stock of Company which have been held by the Holder for at least six (6) months prior to the date of exercise, or with the consent of the Committee, by a combination of cash and such shares. Exercise of an Option shall not be effective until Company has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate exercise price of the number of shares purchased. Company shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option.

     B. New Options. In the event that a Holder pays the exercise price of his Option, in whole or in part, with previously owned shares of Stock, pursuant to the rules specified above, then, if and to the extent approved by the Committee, in addition to the shares of Stock purchased pursuant to the Option exercise, such Holder shall also receive a new Option, subject to the terms and conditions set forth below and in the Holder's individual Stock Option Agreement. Upon exercise of the Option with payment in the form of either shares of Stock or a combination of cash and shares of Stock, the Committee may, in its sole and absolute discretion, grant the Holder a new Option for shares of Stock equal to the number of shares that were delivered by the Holder to Company to pay, in whole or in part, the exercise price of the previous Option. The exercise price of the new Option shall be equal to at least 100% of the Fair Market Value per share of the Stock on the date of the exercise of the previous Option. Provided, however, the new Option cannot be exercised by the Holder until the later of:
(1) the exercisability dates specified in the individual Option Agreement; or (2) six (6) months after the date of grant. As a further condition on the exercisability of the new Option, the shares of Stock received by the Holder upon exercise of his or her previous Option must be held by the Holder for at least six (6) months prior to any sale of such shares by the Holder. Any sale of such shares by a Holder prior to the expiration of the six (6) month holding period shall render the new Option non-exercisable. Nothing in this paragraph shall prevent the Committee from granting a Holder another new Option in the future when the previous new Option is exercised by the Holder with the payment of previously owned shares of Stock.

     C.   Withholding.

     1. General. The Committee may, in its discretion, require a Holder to pay to Company at the time of exercise of an Option (or portion thereof) the amount that Company deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise. Upon the exercise of an Option requiring tax withholding, a Holder may make a written request to have shares of stock withheld by Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such request by a Holder shall be at the sole discretion of the Committee, including, if deemed necessary by the Committee, approval by the Securities and Exchange Commission and the satisfaction of any additional requirements necessary to obtain such approval.

     2. Additional Sec. 16b Requirements. Currently, with respect to Option holders subject to liability under Section 16b of the Act, such additional requirements include the following: (1) any previously owned shares of Stock used to satisfy the withholding obligation must have been held by the taxpayer for at least six (6) months, and any Option shares otherwise issuable hereunder to be withheld to satisfy such obligations may be so withheld only if both the exercise of the Option and the election to have shares withheld are made at least six (6) months after the date of grant; (2) the Option holder's election must be made: (a) at least six (6) months less one day prior to the date on which the option exercise becomes taxable, or (b) within a 10-day "window period" beginning on the third business day following the release of Company's annual or quarterly financial reports and ending on the twelfth day thereafter (but in no event later than the date the option exercise becomes taxable); (3) Company has been subject to the Act's reporting requirements for more than a year and has filed all reports and statements required to be filed pursuant to Section 13 of the Act; (4) Company regularly issues quarterly or annual summary statements of sales and earnings; (5) all members of the Committee administering the Plan with respect to Option holders subject to liability under Section 16b of the Act are "disinterested" in accordance with Rule 16b-3 promulgated under the Act; (6) the Committee will be empowered to consent to or disapprove an Option holder's withholding election; and (7) any withholding election will be required to be irrevocable.

     Sec. 6:4. Terms, Time of Exercise, and Transferability of
Options.

     A. Decrease in Term of Option. In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, an Option shall be exercisable during a Holder's lifetime only by him or her or by his or her guardian or legal representative. An Option shall not be transferrable other than by will or the laws of descent and distribution. Each Option shall also be subject to the following terms and conditions (except to the extent a Holder's Agreement otherwise provides):

     1.   Termination of Employment or Directorship.

     a. Voluntary Termination. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of Company and its Affiliates because the Holder voluntarily terminates his or her employment with such group of employers and the Holder does not remain or thereupon become a director of Company or one or more of its Affiliates, or if a Holder ceases to be a director of at least one of the corporations in the group of corporations consisting of Company and its Affiliates and the Holder does not remain or thereupon become an employee of Company or one or more of its Affiliates, the portion (if any) of an Option that remains unexercised, including that portion (if any) that pursuant to the Agreement is not yet exercisable, as of the date of the Holder's termination of employment or ceasing to be a director, whichever occurs later, shall terminate and cease to be exercisable as of such date (or ninety [90] days prior thereto if the Holder elected to exercise his or her Option in anticipation of such termination [to be determined in the sole discretion of the Committee]).

                    b. Termination for Cause. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of Company and its Affiliate because any of such entities terminates the Holder's employment for cause, the portion (if any) of an Option that remains unexercised, including that portion (if any) that pursuant to the Agreement is not yet exercisable, at the time of the Holder's termination of employment, shall terminate and cease to be exercisable immediately upon such termination (or ninety [90] days prior thereto if the Holder elected to exercise his or her Option in anticipation of such termination [to be determined in the sole discretion of the Committee]). A Holder's employment shall be deemed terminated "for cause" if terminated by the Board of Directors of Company (or the board of directors of an Affiliate) because of incompetence, insubordination, dishonesty, other acts detrimental to the interest of Company and/or its Affiliates, or any material breach by the Holder of any employment, nondisclosure, noncompetition, or other contract with Company and/or one of its Affiliates. Whether "cause" exists shall be determined by such Board of Directors in its sole discretion and in good faith. The exercise of an option in anticipation of a termination for cause shall be null and void.

                    c.   Termination Without Cause.  If a Holder
ceases to be employed by at least one of the employers in the group of employers consisting of Company and its Affiliates because one or more of such entities terminates the employment of the Holder for otherwise than for "cause," and the Holder does not remain or thereupon become a director of Company and/or one or more of its Affiliates, the Holder shall have the right for thirty (30) days following such termination to exercise the Option with respect to that portion thereof that has become exercisable pursuant to Holder's Agreement as of the date of such termination, and thereafter the Option shall terminate and cease to be exercisable.

               2. Disability. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of Company and its Affiliates by reason of disability (as defined in Sec. 22(e)(3) of the Code) and does not remain or thereupon become a director of Company or one or more of its Affiliates, or if the Holder ceases by reason of such disability to be a director of at least one of the corporations in the group of corporations consisting of Company and its Affiliates, the Holder shall have the right for ninety (90) days after the date of termination of employment with, or cessation of directorship of, such group of employers by reason of disability, whichever occurs later, to exercise an Option to the extent such Option is exercisable on the date of his or her termination of employment, and thereafter the Option shall terminate and cease to be exercisable.

               3. Death. If a Holder dies while in the employ of Company or an Affiliate, or dies while a director of Company or an Affiliate, his or her Option shall be exercisable by his or her legal representatives, legatees, or distributees for six (6) months following the date of the Holder's death to the extent such Option is exercisable on the Holder's date of death, and thereafter the Option shall terminate and cease to be exercisable.

     B. Term of Option. Notwithstanding any other provision of this Plan, including the provisions of Subsection A above, no Incentive Stock Option may be exercised after the expiration of ten
(10) years from the date it was granted (or the period specified in Sec. 4.1, if applicable). The Committee may prescribe in any Agreement that the Option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Committee may prescribe. Except as provided above and unless otherwise provided in any Agreement, an Option may be exercised at any time or from time to time during the term of the Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Option.

     C. Issuance of Stock Certificates. Within a reasonable time, or such time as may be permitted by law, after Company receives written notice that the Holder has elected to exercise all or a portion of an Option, such notice to be accompanied by payment in full of the aggregate exercise price of the number of shares purchased, Company shall issue and deliver a certificate representing the shares acquired as a result of the exercise and any other amounts payable in consequence of such exercise. In the event that a Holder exercises both an Incentive Stock Option, or portion thereof, and a Nonstatutory Stock Option, or a portion thereof, separate Stock certificates shall be issued, one for the Stock subject to the Incentive Stock Option and one for the Stock subject to the Nonstatutory Stock Option. The number of shares of Stock transferrable due to an exercise of an Option under this Plan shall not be increased due to the passage of time, except as may be provided in an Agreement.

     D. Issuance in Compliance With Securities Laws. Nothing herein or in any Option granted hereunder shall require Company to issue any shares upon exercise of any Option if such issuance would, in the opinion of counsel for Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect.

     E. Investment Legend. At the time of exercise of an Option, Company may, as a condition precedent to the exercise of such Option, require from the Holder of the Option (or in the event of his or her death, his or her legal representatives, legatees, or distributees) such written representations, if any, concerning his or her intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to Company, may be necessary to ensure that any disposition by such Holder (or in the event of his or her death, his or her legal representatives, legatees, or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

     The shares of Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of Company and its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

     Sec. 6:5. Limitation on Aggregate Value of Shares That May Become First Exercisable During Any Calendar Year Under an Incentive Stock Option. With respect to any Incentive Stock Option granted under this Plan, to the extent that the aggregate Fair Market Value of shares of Stock exceed $100,000, then such excess over $100,000 shall not be considered as subject to an Incentive Stock Option, but rather shall be considered as subject to a Nonstatutory Stock Option. This rule shall be applied by taking shares of Stock subject to Incentive Stock Options that are purchasable for the first time in the calendar year into account in the order in which such Incentive Stock Options were granted.

     Sec. 6:6. Adjustments Upon Changes in Capitalization, Merger,
Etc.

     A. Method of Adjustment. In the event of any change in the number of outstanding shares of Stock effected without receipt of consideration therefor by Company (other than as a result of the conversion of Company's Class B Common Stock into Class A Common Stock) by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which Company is the surviving corporation, the aggregate number and class of the reserved shares, the number and class of shares subject to each outstanding Option, and the exercise price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change (provided that any fractional share resulting from such adjustment may be eliminated). In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive. The number of reserved shares or the number of shares subject to any outstanding Option shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant hereto.

     B. Termination of Option. The following provisions shall apply unless a Holder's Agreement provides otherwise. A dissolution or liquidation of Company; a sale of all or substantially all of the assets of Company where it is contemplated that within a reasonable period of time thereafter Company will either be liquidated or converted into a nonoperating company or an extraordinary dividend will be declared resulting in a partial liquidation of Company (but in all cases only with respect to those employees whom it is anticipated will lose their employment with Company and its Affiliates as a result of such sale of assets); a merger or consolidation (other than a merger effecting a reincorporation of Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of Company and their proportionate interests therein immediately prior to the merger or consolidation) in which Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of Company and their proportionate interests therein immediately prior to the transaction) shall cause every Option then outstanding to terminate, but the Holders of each such then outstanding Option shall, in any event, have the right, immediately prior to such dissolution, liquidation, sale of assets, merger, consolidation, or transaction, to exercise each such Option, to the extent not theretofore exercised, without regard to the determination as to the periods and installments of exercisability made pursuant to a Holder's Agreement if (and only if) such Options have not at that time expired or been terminated.

     Sec. 6:7. Rights as a Shareholder. A Holder shall have no right as a shareholder with respect to any shares covered by his or her Option until a certificate representing such shares is issued to him or her. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued (except as provided in Sec.
6.6. hereof).

     Sec. 6:8. Modification, Extension, and Renewal of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Options granted under the Plan, or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options hereunder in substitution therefor (to the extent not theretofore exercised). The Committee may not, however, without the consent of the Holder, modify any outstanding Incentive Stock Options so as to specify a lower exercise price or accept the surrender of outstanding Incentive Stock Options and authorize the granting of new Options in substitution therefor specifying a lower option price. In addition, no modification of an Option granted hereunder may, without the consent of the Holder, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Holder under the Plan, except as may be necessary with respect to Incentive Stock Options to satisfy the requirements of Sec. 422 of the Code.

     Sec. 6:9. Furnish Information.  Each Holder shall furnish to
Company all information requested by Company to enable it to comply with any reporting or other requirements imposed upon Company by or under any applicable statute or regulation.

     Sec. 6:10.     Obligation to Exercise; Termination of
Employment. The granting of an Option hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof. In the event of a Holder's termination of employment with Company or an Affiliate, the unexercised portion of an Option granted hereunder shall terminate in accordance with Sec. 6.4 hereof.

     Sec. 6:11.     Agreement Provisions.  The Agreements
authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee deems advisable. Each Agreement shall identify the Option evidenced thereby as an Incentive Stock Option or Nonstatutory Stock Option, as the case may be, and no Agreement shall cover both an Incentive Stock Option and Nonstatutory Stock Option. Except as provided by Subsection B of Sec. 6.6, each Agreement relating to an Incentive Stock Option granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option to which it relates as is necessary for the Incentive Stock Option to which such Agreement relates to constitute an incentive stock option, as defined in Sec. 422 of the Code.


                           Article VII
Duration of Plan

     No Incentive Stock Options may be granted hereunder after the date that is ten (10) years from the earlier of: (i) the date this Plan is adopted by the Board of Directors; or (ii) the date this Plan is approved by Company's shareholders. In addition, with respect to shares of Stock not currently covered by an outstanding Option, this Plan may be terminated at any time by the Board of Directors.

                          Article VIII
Amendment of Plan

     The Board of Directors may, insofar as permitted by law, with respect to any shares at the time are not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without the approval of the holders of a majority of the outstanding shares of voting stock of all classes of Company, no such revision or amendment shall: (a) change the number of shares of the Stock subject to the Plan, (b) change the designation of the class of employees eligible to receive Options, (c) decrease the price at which Incentive Stock Options may be granted, (d) remove the administration of the Plan from the Committee, or (e) without the consent of the affected Holder, cause the Incentive Stock Options granted hereunder and outstanding at such time that satisfied the requirements of Sec. 422 of the Code to no longer satisfy such requirements.


                           Article IX
General

     Sec. 9:1. Application of Funds.  The proceeds received by
Company from the sale of shares pursuant to Options shall be used for general corporate purposes.

     Sec. 9:2. Right of Company and Affiliates to Terminate Employment. Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of Company or any Affiliate, or interfere in any way with the rights of Company or any Affiliate to terminate his or her employment at any time.

     Sec. 9:3. No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

     Sec. 9:4. Information Confidential. As partial consideration for the granting of each Option hereunder, the Holder shall agree with Company that he or she will keep confidential all information and knowledge that he or she has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax, and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option to such Holder, as a factor militating against the advisability of granting any such future Option to such individual.

     Sec. 9:5. Other Benefits. Participation in the Plan shall not preclude the Holder from eligibility in any other stock option plan of Company or any Affiliate or any old age benefit, insurance, pension, profit sharing retirement, bonus, or other extra compensation plans which Company or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

     Sec. 9:6. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his or her legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, issuance, or transfer, to execute a release and receipt therefor in such form as it shall determine.

     Sec. 9:7. No Guarantee of Interests. Neither the Committee nor Company guarantees the Stock of Company from loss or depreciation.

     Sec. 9:8. Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by Company or its Affiliates.

     Sec. 9:9. Company Records.  Records of Company or its
Affiliates regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

     Sec. 9:10.     Information.  Company and its Affiliates shall,
upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

     Sec. 9:11.     No Liability of Company.  Company assumes no
obligation or responsibility to the Holder or his or her personal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

     Sec. 9:12.     Company Action.  Any action required of Company
shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

     Sec. 9:13.     Severability.  If any provision of this Plan is
held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     Sec. 9:14.     Notices.  Whenever any notice is required or
permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Company or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, Company and each Holder shall specify as its and his or her address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

     Sec. 9:15.     Waiver of Notice.  Any person entitled to
notice hereunder may waive such notice.

     Sec. 9:16.     Successors.  The Plan shall be binding upon the
Holder, his or her heirs, legatees, and legal representatives, upon Company, its successors, and assigns, and upon the Committee, and its successors.

     Sec. 9:17. Headings. The titles and headings of Sections and Subsections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     Sec. 9:18.     Governing Law.  All questions arising with
respect to the provisions of the Plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent Delaware corporate law conflicts with the contract law of such state, in which event Delaware corporate law shall govern. The obligation of Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

     Sec. 9:19.     Word Usage.  Words used in the masculine shall
apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

     Sec. 9:20.     Remedies.  Company may recover from a Holder
reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.


                            Article X
Approval of Shareholders

     The Plan shall take effect on the date it is adopted by the Board of Directors. However, if this Plan is not approved by the holders of a majority of the outstanding shares of Company's Class A and Class B Common Stock at the Annual Meeting of Shareholders scheduled to be held on June 11, 1992, any Options granted hereunder shall be null, void, and of no force and effect as of their grant date.

     IN WITNESS WHEREOF, Supreme Industries, Inc., acting by and through its officers hereunto duly authorized has executed this instrument to be effective the 7th day of April, 1992.

                              SUPREME INDUSTRIES, INC.



                              By:
                                            Herbert M. Gardner,
                                            Chairman of the Board




                 GRANT OF INCENTIVE STOCK OPTION
                              UNDER
                     1992 STOCK OPTION PLAN
                               OF
                    SUPREME INDUSTRIES, INC.


Date of Grant:   _________________________

     THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Supreme Industries, Inc., a Delaware corporation (the "Company"), to ______________________ (the "Grantee"), who is an employee or officer of Company or one of its subsidiaries.

     WHEREAS, on April 7, 1992, the Board of Directors (the
"Board") of Company adopted Company's 1992 Stock Option Plan (the
"Plan");

     WHEREAS, the Plan provides for the granting of Incentive Stock Options (and Non-statutory Stock Options pursuant to other requirements) by a committee (the "Committee") to be appointed by the Board to directors, officers, and key employees of Company or any subsidiary of Company (excluding directors and officers who are not employees) to purchase shares of the Class A Common Stock of Company, par value $.10 per share (the "Stock"), in accordance with the terms and provisions thereof; and

     WHEREAS, the Committee considers Grantee to be a person who is eligible for the grant of Incentive Stock Options under the Plan and has determined that it would be in the best interests of Company to grant the Incentive Stock Options documented herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Grant of Option

     Subject to the terms and conditions hereinafter set forth, Company, with the approval and at the direction of Committee, hereby grants to Grantee, as of the Date of Grant, an option to purchase up to ____________ shares of Stock at a price of $________ per share, the fair market value as of the Date of Grant. Such option is hereinafter referred to as the "Option," and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an Incentive Stock Option (as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended).

2.   Exercise of Option

     This Option will be exercisable in accordance with the provisions of Article VI of the Plan as follows:

          a. Exercise of Option. Exercise of this Option will not be effective until Company has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate exercise price of the number of shares being purchased. Company will not in any case be required to sell, issue, or deliver a fractional share with respect to this Option. The exercise price of stock covered by this Option shall be payable upon the exercise of this Option in cash, by certified or cashier's check, or, with the consent of the Committee, with shares of Stock of Company which have been held by Grantee for at least six (6) months prior to the date of exercise, or with the consent of the Committee, by a combination of cash and such shares.

          b. Restrictions on Amount Exercisable. Grantee may not exercise such Grantee's Option during the first twelve (12) month period following the Date of Grant of such Option. Grantee may exercise up to (but not more than) one-third (1/3) of the total shares of Stock subject to such Option at any time after the first twelve (12) month period following the Date of Grant of such Option. Grantee may exercise up to (but not more than) two-thirds (2/3) of the total shares of Stock subject to such Option at any time after the first twenty-four (24) month period following the Date of Grant of such Option. Grantee may exercise all of the shares of Stock subject to the Option at any time after the first thirty-six (36) month period following the date of grant of such Option. Notwithstanding what is just stated, if Grantee is sixty-five (65) years of age or older at the time the Option is granted, such Grantee may exercise up to (but not more than) one-half (1/2) of the total shares of Stock subject to such Option. Subject to the limitations just stated, each Option may be exercised at one time or on several successive occasions; however, each Option may not be exercised in an amount less than one hundred (100) shares at any one time (unless such exercise is being made as to the entire portion of Stock which may be purchased pursuant to this Plan).

               Although Grantee may exercise during any calendar year Options covering Stock having a value in excess of $100,000, the excess portion will not qualify as Incentive Stock Options. In the event any exercise by Grantee in any calendar year is in excess of the permitted $100,000 exercise limitation, the Stock Option Committee may designate which shares will constitute the non-qualified shares.

          c. New Options. In the event that Grantee pays the exercise price of this Option in whole or in part, with previously owned shares of Stock, then, if and to the extent approved by the Committee, in addition to the shares of Stock purchased pursuant to the Option exercise, Grantee shall also receive a new Option, subject to the terms and conditions set forth below. Upon exercise of this Option with payment in the form of either shares of Stock or a combination of cash and shares of Stock, the Committee may, in its sole and absolute discretion, grant to Grantee a new Option for shares of Stock equal to the number of shares that were delivered by Grantee to Company to pay, in whole or in part, the exercise price of the previous Option. The exercise price of the new Option shall be equal to at least one hundred percent (100%) of the fair market value per share of the Stock on the date of the exercise of the previous Option. Provided, however, the new Option cannot be exercised by Grantee until six (6) months after the date of grant. As a further condition on the exercisability of the new Option, the shares of Stock received by Grantee upon exercise of Grantee's previous Option must be held by Grantee for at least six (6) months prior to any sale of such shares by Grantee. Any sale of such shares by Grantee prior to the expiration of a six (6) month holding period shall render the new Option non-exercisable.

          d. Withholding. If Grantee's exercise of the Option is a taxable event, the Committee may, in its discretion, require Grantee to pay to Company at the time of exercise of this Option (or a portion thereof) the amount that Company deems necessary to satisfy its obligation to withhold federal, state, or local income or other taxes incurred by reason of the exercise. Upon the exercise of any Option requiring tax withholding, Grantee may make a written request to have shares of Stock withheld by Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate fair market value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such request by Grantee shall be at the sole discretion of Committee, including, if deemed necessary by the Committee, approval by the Securities and Exchange Commission and the satisfaction of any additional requirements necessary to obtain such approval. Section 6:3.C.2. of the Plan contains additional requirements which will apply in the event Grantee is, at the time of exercise of Grantee's Option, subject to liability under Section 16b of the Securities Act of 1933.

          e. Term of Option. This Option may not be exercised more than five (5) years from the Date of Grant hereof, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

          f. Restrictions on Issuing Shares. Nothing contained herein or in the Plan shall require Company to issue any shares upon exercise of this Option if such issuance would, in the opinion of counsel for Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect.

3.   Early Termination of Option

     Pursuant to Section 6:4A of the Plan, this Option will be terminated upon the cessation of employment of Grantee or Grantee's disability or death. In addition, pursuant to Section 6:6B of the Plan, this Option shall also terminate upon the dissolution or liquidation of Company, a sale of all or substantially all of the assets of Company (under circumstances therein described), and certain mergers or consolidations (as therein described). However, Grantee shall, in any event, have the right, immediately prior to any such dissolution, liquidation, sale of assets, merger, consolidation or transaction, exercise this Option (to the extent not theretofore exercised) without regard to the determination as to the periods and installments of exercisability made pursuant to this Agreement if (and only if) this Option has not at that time expired or been terminated.

4.   Adjustments Upon Changes in Capitalization, Merger, etc.

     Pursuant to Section 6:6A of the Plan, the number and class of shares subject to each outstanding Option, and the exercise price of each outstanding Option, shall be automatically adjusted to accurately and equitably reflect the effect thereon of a stock dividend, split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which Company is the surviving corporation. In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive.

5.   Fair Market Value

     As used herein, the "fair market value" of a share of Stock shall be the average of the high and low sale prices per share of Stock on the American Stock Exchange, composite tape or other recognized market source, as determined by the Committee, on the applicable date of reference hereunder, or if there is no sale on such date, then the average of such high and low sales prices on the last previous day on which a sale is reported.

6.   No Rights of Shareholders

     Neither Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a shareholder of Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.   Non-Transferability

     This Option is exercisable during Grantee's lifetime only by Grantee or by Grantee's guardian or legal representative. This
Option shall not be transferable other than by will or the laws of descent and distribution.

8.   Employment Not Affected

     Neither the granting of the Option nor its exercise is to be construed as granting to Grantee any right with respect to continuance of employment of Company. Except as may otherwise be limited by a written agreement between Company and Grantee, the right of Company to terminate at will Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by Company and acknowledged by Grantee.

9.   Amendment of Option

     The Option may be amended by the Board or the Committee at any time: (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or
(ii) other than in the circumstances described in clause (i) above, with the consent of Grantee.

10.  Notice

     Any notice to Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at its executive offices at 65140 U.S. 33 East, P.O. Box 237, Goshen, IN 46527-0237, and any notice to Grantee shall be addressed to Grantee at the current address shown on the payroll records of Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

11.  Incorporation of Plan by Reference

     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

12.  Governing Law

     The validity, construction, interpretation, and effect of this instrument shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, which shall to that extent govern.

     IN WITNESS WHEREOF, Company has caused its duly authorized officers to execute and attest this Grant of Incentive Stock Option, and to apply the corporate seal hereto, and Grantee has placed Grantee's signature hereon, effective as of the Date of Grant.


                              COMPANY:

                                   SUPREME INDUSTRIES, INC.



                                   By:___________________________
                                        Herbert M. Gardner,
                                        Chairman of the Board


                              GRANTEE:



                                   By:____________________________

ATTEST:




  Rice M. Tilley, Jr., Assistant Secretary


     Grantee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that Grantee is familiar with the terms and conditions thereof and that Grantee accepts this Option subject to all of the terms and provisions hereof. Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Stock Option Committee upon any questions arising under the Plan.

     Dated to be effective _________________________.




                                   _____________________, Grantee


                                                        Exhibit 4.2

                    Supreme Industries, Inc.,
                (formerly ESI Industries, Inc.)
                1982 Incentive Stock Option Plan
            (as amended effective November 29, 1988)

     This is an Incentive Stock Option Plan (the "Plan") of SUPREME INDUSTRIES, INC., a Texas corporation (hereafter called "Company"), under which incentive stock options may be granted to Company's officers and/or employees to purchase shares of Company's ten-cent par value Class A Common Stock.

     Section 1. Purpose. The purpose of this Plan is to permit officers and/or employees of Company and/or its subsidiaries (now existing or hereafter acquired) to acquire a proprietary interest in Company thereby providing them with an additional incentive for further promoting the success of Company's business operations and encouraging them to remain as officers or employees of Company and/or its subsidiaries (now existing or hereafter acquired).

     Section 2. Administration of Plan. This Plan will be administered by a committee (the "Stock Option Committee") consisting of three members to be appointed by Company's Board of Directors. The members of the Stock Option Committee must be directors of Company. Any member of the Stock Option Committee may at any time be removed by Company's Board of Directors with or without cause. Upon the removal, resignation, or inability to serve of any member of the Stock Option Committee, a successor (who must be a director of Company) shall be selected by Company's Board of Directors. At its initial meeting, the members of the Stock Option Committee shall select one from among them to act as chairman of the Stock Option Committee. A quorum of the Stock Option Committee will consist of at least two members of the Committee, and no action may be taken by the Stock Option Committee unless a quorum is present and concurs in that action. The Stock Option Committee shall meet at such time and places as it may determine to consider the granting of Options under this Plan. Subject to the provisions of this Plan, the Stock Option Committee will have authority in its discretion: (a) to construe and interpret this Plan and all Options granted hereunder and to determine the terms and provisions (and amendments thereof) of the Options granted under this Plan (which need not be identical); (b) to define the terms used in this Plan and in the Options granted hereunder; (c) to prescribe, amend, and rescind rules and regulations relating to this Plan; (d) to recommend the individuals to whom, and the time or times at which, Options will be granted, the number of Shares to be subject to each Option, and the Option price; and (e) to make all other determinations necessary or advisable for the administration of this Plan. All determinations and interpretations made by the Stock Option Committee will be binding and conclusive on all participants in this Plan and on their legal representatives and beneficiaries. The Board of Directors shall make the actual grant of Options based upon recommendations received from the Stock Option Committee.

     Section 3. Shares Subject to Plan. Subject to adjustment as provided in Section 8 hereof, the shares to be offered under this Plan will be in whole or in part, as the Board of Directors of Company may from time to time determine, authorized but unissued shares of Company's ten-cent par value Class A Common Stock
("Class A Stock") or issued shares of Company's Class A Common Stock which have been reacquired by Company. The aggregate amount of Class A Common Stock to be delivered upon exercise of all Options granted under this Plan (as of the date of original adoption of this Plan) may not exceed three hundred thousand (300,000) of such shares. If any Option granted hereunder expires or terminates for any reason without having been exercised in full, the unpurchased shares subject thereto will (unless this Plan has been terminated) again be available for other Options to be granted under this Plan.

     Section 4. Selection of Optionees. Options may be granted under this Plan to present and future officers and/or employees of Company and/or its subsidiaries (whether now existing or hereafter acquired), all such persons being hereafter referred to as "Optionees." In determining the persons to whom Options will be granted and the number of shares to be covered by each Option, the Stock Option Committee may take into account the nature of the services rendered by such persons, their present and potential contributions to the success of Company, and such other factors as the Stock Option Committee in its discretion may deem relevant. An Optionee who has been granted an Option under this Plan may be granted an additional Option or Options under this Plan if the Stock Option Committee so determines.

     Section 5. Option Price. Options granted under this Plan will provide for whatever exercise price may be determined by the Stock Option Committee, except that in no event may such exercise price be less than the fair market value of Company's Class A Common Stock on the date of the grant. In determining such fair market value, there shall be used the closing bid price if such Stock is traded on the over-the-counter market, or the closing price on a securities exchange if such Stock is publicly traded on one of the securities exchanges (except that if there was no trading in such Stock on the date of the grant, the closing price on the earliest preceding day during which there was trading in such Stock shall be used). Notwithstanding what is stated above, in the event an Option is granted to a person who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Company or of its subsidiary corporation, then the Option price at the time the Option is granted must be at least one hundred ten percent (110%) of the fair market value of Company's Class A Common Stock.

     Section 6. Term of Options. The date of the granting of each Option will be deemed to be the date such Option is granted by the Board of Directors of Company. On such date the Optionee shall sign with Company a Stock Option Agreement in the form attached hereto as Exhibit "A." All Options which may be granted pursuant to this Plan must be granted within ten (10) years from the date this Plan was originally adopted by Company's Board of Directors. Every Option granted pursuant to this Plan must be exercised within five (5) years after the date of granting of such Option.

     Section 7. Method of Exercising Options. Providing all of the provisions of this Plan have been fully complied with, each Option may be exercised by forwarding to Company's business office in Chester, New Jersey, by certified letter, a written instrument stating that the Option is being exercised and giving the number of shares in respect of which it is being exercised. Such written instrument shall be signed by the person or persons exercising the Option and shall be accompanied by a certified check or cashier's check for the full amount of the Option price. In the event a person or persons other than an Optionee attempts to exercise the Option, such written statement mailed to Company shall demonstrate compliance with Section 11 to follow and be accompanied by such proof of right to ownership as is required by the Texas Business and Commercial Code to be given to transfer agents in connection with the transfer of securities. However, in the event the Optionee so elects, the Optionee may pay the Option price by assigning to Company Class A Common Stock already owned by such Optionee the then market value or which, together with any cash also paid, equals the full amount of such Option price. Company shall issue a certificate representing the shares being received upon exercise of the Option, such certificate being registered in the name of such person or persons, or if Company so elects in any other name or names as may be requested by any Optionee. All shares represented by any such certificate shall be fully paid and non-assessable. An Optionee may not exercise such Optionee's Option during the first twelve (12) month period following the date of grant of such Option. An Optionee may exercise up to (but not more than) one-third of the total shares of Class A Common Stock of Company subject to such Option at any time after the first twelve
(12) month period following the date of grant of such Option. An Optionee may exercise up to (but not more than) two-thirds of the total shares of Class A Common Stock of Company subject to such Option at any time after the first twenty-four (24) month period following the date of grant of such Option. An Optionee may exercise all of the shares of Class A Common Stock of Company subject to such Option at any time after the first thirty-six (36) month period following the date of grant of such Option. Notwithstanding what is just stated, if an Optionee is sixty-five
(65) years of age or older at the time the Option is granted, such Optionee may exercise up to (but not more than) one-half of the total shares of Class A Common Stock of Company subject to such Option at any time during the first twelve (12) month period following the date of grant of such Option and thereafter may exercise all of the shares of Class A Common Stock of Company subject to such Option. Subject to the limitations just stated, each Option may be exercised at one time or on several successive occasions; however, each Option may not be exercised in an amount less than one hundred (100) shares at any one time (unless such exercise is being made as to the entire portion of Class A Common Stock which may be purchased pursuant to this Plan). The form of Option authorized by this Plan may contain such other provisions as the Stock Option Committee may, from time to time, deem advisable.

     Although an Optionee may exercise during any calendar year Options covering Class A Common Stock having a value in excess of $100,000, the excess portion will not qualify as incentive stock options. In the event any exercise by the Optionee in any calendar year is in excess of the permitted $100,000 exercise limitation, the Stock Option Committee may designate which shares will constitute the nonqualified shares.

     An Option granted hereunder to an Optionee prior to January 1, 1987, may not be exercised while there is outstanding any incentive stock option which was granted before the granting of such Option to such Optionee to purchase stock in Company or in a parent or subsidiary corporation of Company or in a predecessor corporation of Company or any of such corporations. This restriction on "sequential exercises" shall not apply to any Options granted hereunder to an Optionee after December 31, 1986.

     Section 8. Changes in Capital Structure. Subject to any required action by the shareholders, the number of shares of Class A Common Stock covered by each outstanding Option, the price per share thereof in each such Option, and the aggregate number of shares remaining available under this Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock of Company resulting from a subdivision or consolidation of shares, the payment of a stock dividend (but only on the Class A Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by Company, provided that no fractional shares shall be subject to an Option and each Option shall be adjusted downward to the nearest full share. However, no adjustment contemplated by this Section 8 will be made as a result of the conversion of Class B Common Stock into Class A Common Stock.

     Subject to any required action by the shareholders, if Company is the surviving corporation in any merger or consolidation, each outstanding Option will pertain to and apply to the securities to which a holder of the number of shares of Class A Common Stock subject to the Option would have been entitled. A dissolution or liquidation of Company, or a merger or consolidation in which Company is not the surviving corporation, will cause each outstanding Option to terminate, provided that in such event each Optionee may (immediately prior to such dissolution or liquidation, or merger or consolidation in which Company is not the surviving corporation) exercise such Optionee's Option.

     In the event of a change to all of Company's Class A Common
Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Class A Common Stock within the meaning of this Plan.

     To the extent that the foregoing adjustments relate to stock or securities of Company, such adjustments shall be made by the Stock Option Committee whose determination in that respect shall be final, binding, and conclusive. Notwithstanding any of the foregoing adjustments, no adjustment may be made in the minimum number of shares which may be purchased at any one time provided in
Section 7 above.

     Except as hereinbefore expressly provided in this Section 8, an Optionee will have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, or any other increase or decrease in the number of shares of stock of any class resulting from a dissolution, liquidation, merger, consolidation, or other reorganization with another corporation. Any issue by Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to the Option.

     The grant of an Option pursuant to this Plan will not affect in any way the right or power of Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure; nor affect in any way the right or power of Company to merge, consolidate, dissolve, liquidate, sell, or otherwise transfer all or any part of its business or assets.

     Section 9. Termination of Employment. A primary reason for Company's granting the Options referred to above is to encourage each Optionee to remain an officer or employee of Company and/or its subsidiaries. Accordingly, if such status as officer or employee is terminated for any reason, then such Optionee's Option granted hereunder and then held by such Optionee (to the extent of the unexercised portion thereof) will be deemed to have expired on the same date as occurred such termination (or ninety [90] days prior thereto if an Optionee attempts to exercise such Optionee's Option in anticipation of such termination). The failure of Company promptly to declare that such Option is deemed to have expired after the occurrence of any such event will not constitute a waiver of such right, and Company may at any time thereafter declare such Option to have expired regardless of its actions during the interim period. Under no circumstances may an Optionee's Option be in any way affected by any change of Optionee's activities, title, or position within the group consisting of Company and its subsidiaries.

     Section 10. Death of Employee. If an Optionee dies while in the employ of Company or one of its subsidiaries, then the unexercised portion (to the extent then unexercised) of such Optionee's Option may (to the extent the five-year rule of Section 6 above will not be violated) be exercised in full at any time within six (6) months after the date of such deceased Optionee's death, but only if exercised by an heir, devisee, or personal representative of the deceased Optionee's estate who acquired the Option directly from the Optionee through the latter's will or pursuant to the laws of descent and distribution.

     Section 11. Nontransferability. No Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. Each Option is exercisable, during the lifetime of an Optionee, only by the Optionee. Any attempted assignment, transfer, pledge, hypothecation, or other encumbrance of any Option contrary to the provisions hereof, and any execution, attachment, or similar process upon any Option, will be null, void, and of no effect.

     Section 12. Rights as Shareholder. No Optionee may have any rights as a shareholder with respect to any shares of Company's Class A Common Stock covered by these Options until the date of issuance of a stock certificate to such Optionee for such shares. Except as is otherwise provided in Section 8 above, no adjustment will be made for dividends (ordinary or extraordinary and whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     Section 13. Company's Obligations. Company agrees that prior to the time any of the Options first become exercisable, Company shall register with the Securities and Exchange Commission, and any applicable state regulatory authorities, all of Company's shares of Class A Common Stock subject to this Plan. Company further agrees to maintain at all times sufficient authorized but unissued or reacquired stock to meet the requirements of this Plan. The proceeds received by Company from the sale of the Class A Common Stock pursuant to these Options shall be used for general corporate purposes. Company further agrees to pay all fees and expenses necessarily incurred by Company in connection with these Options and to use its best efforts to comply with all laws and regulations which, in the opinion of Company's general counsel, are applicable thereto.

     Section 14. Restrictions on Issuing Shares. The exercise of each Option will be subject to the condition that if at any time the Company determines in its discretion that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise will not be effective unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to Company.

     Section 15. Indemnification of Stock Option Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Stock Option Committee, the members of the Stock Option Committee shall be indemnified by Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Stock Option Committee member is liable for negligence or misconduct in the performance of such member's duties; provided that within sixty
(60) days after institution of any such action, suit, or proceeding a Stock Option Committee member shall in writing offer Company the opportunity, at its own expense, to handle and defend the same.

     Section 16. Amendment of Plan and Agreement. Company's Board of Directors may at any time amend the provisions of this Plan for the purpose of complying with applicable corporate, securities, or Federal tax laws. Further, the Board of Directors may at any time amend, alter, or discontinue this Plan, except that no amendment or alteration may be made which would impair the rights of any Optionee under any Option previously granted without such Optionee's consent, and except that no amendment or alteration may be made which, without the approval of the shareholders, would:
(a) increase the total number of shares reserved for the purposes of this Plan except as is provided in Section 8; (b) decrease the Option price provided for in Section 5; (c) expand the class of persons eligible to participate in this Plan as provided in Section 1; or (d) extend the Option period provided for in Section 6.

     DATED to be effective November 29, 1988.





                              ____________________________________
                              William J. Barrett, Secretary




                      ESI Industries, Inc.

                Incentive Stock Option Agreement

                1982 Incentive Stock Option Plan
            (As amended effective November 29, 1988)


     This Agreement is entered into between ESI Industries, Inc.
("Company") and ____________________________ ("Optionee").

     On this 17th day of September, 1991, Company's Board of Directors approved a resolution granting to Optionee an Incentive Stock Option for the purchase of 2,000 shares of Company's
Class "A" Common Stock. Accordingly, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Grant of Option. Company hereby places into written form the Incentive Stock Option that the Board of Directors has granted today. This option (the "Option"), granted as a matter of separate inducement and agreement in connection with Optionee's status as an officer and/or employee of Company and/or one of its subsidiaries, and not in lieu of any salary or other compensation for Optionee's services, is an option to purchase all or any part of an aggregate of 2,000 shares of Company's ten cent ($0.10) par value Class "A" Common Stock at a purchase price of _____________________ ($______)
per share. The Option is in all respects subject to the terms, definitions, and provisions of the 1982 Incentive Stock Option Plan ("Plan") adopted by Company on January 19, 1982 (as amended effective November 29, 1988) which is incorporated by reference herein.

     2. Exercise of Option. This Option will be exercisable in accordance with the provisions of Section 7 of the Plan as follows:

     (a) Method of Exercise. Optionee shall forward to Company's business office at P.O. Box 710, Chester, New Jersey 07930-0710, by certified letter, a written instrument stating that the Option is being exercised and giving the number of shares in respect of which it is being exercised. Such written instrument shall be signed by the person or persons exercising the Option and shall be accompanied by a certified check or cashier's check for the full amount of the option price. In the event a person or persons other than Optionee attempts to exercise the Option, such written statement mailed to Company shall demonstrate compliance with Paragraph 5 to follow and be accompanied by such proof of right to ownership as is required by the Delaware Uniform Commercial Code to be given to transfer agents in connection with the transfer of securities. However, in the event Optionee so elects, Optionee may elect to pay the option price by assigning to Company Class "A" Common Stock already owned by such Optionee the then market value of which, together with any cash also paid, equals the full amount of such option price. Company shall issue a certificate representing the shares being received upon exercise of the Option, such certificate being registered in the name of such person or persons, or if Company so elects in any other name or names as may be requested by Optionee. All shares represented by any such certificate shall be fully paid and non-assessable.

          Optionee may not exercise such Optionee's Option during the first twelve (12) month period following the date of grant of such Option. Optionee may exercise up to (but not more than) one-third (1/3) of the total shares of Class "A" Common Stock of Company subject to such Option at any time after the first twelve
(12) month period following the date of grant of such Option. Optionee may exercise up to (but not more than) two-thirds (2/3) of the total shares of Class "A" Common Stock of Company subject to such Option at any time after the first twenty-four (24) month period following the date of grant of such Option. Optionee may exercise all of the shares of Class "A" Common Stock of Company subject to the Option at any time after the first thirty-six (36) month period following the date of grant of such Option. Notwithstanding what is just stated, if Optionee is sixty-five (65) years of age or older at the time the Option is granted, such Optionee may exercise up to (but not more than) one-half (1/2) of the total shares of Class "A" Common Stock of Company subject to such Option. Subject to the limitations just stated, each Option may be exercised at one time or on several successive occasions; however, each Option may not be exercised in an amount less than one hundred (100) shares at any one time (unless such exercise is being made as to the entire portion of Class "A" Common Stock which may be purchased pursuant to this Plan).

          Although an Optionee may exercise during any calendar year Options covering Class "A" Common Stock having a value in excess of $100,000, the excess portion will not qualify as incentive stock options. In the event any exercise by the Optionee in any calendar year is in excess of the permitted $100,000 exercise limitation, the Stock Option Committee may designate which shares will constitute the non-qualified shares.

     (b) Term of Option. The Option may not be exercised more than five (5) years from the date of grant of the Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

     (c) Restrictions on Issuing Shares. The exercise of each Option will be subject to the condition that if at any time Company determines in its discretion that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise will not be effective unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to Company.

     3. Changes in Capital Structure. Pursuant to Section 8 of the Plan, the Stock Option Committee ("Committee") will proportionately adjust the number of shares covered by each outstanding Option, the price per share thereof in each Option, and the aggregate number of shares remaining available under the Plan in the event of certain changes in Class "A" Common Stock of Company as presently constituted. The determination of the Committee shall be final, binding, and conclusive.

     4. Termination of Employment and Death of Optionee. The effect on the exercise of the Option caused by Optionee's termination of status as an officer of Company and/or an officer or employee of one of Company's subsidiaries, or Optionee's death, is described in Sections 9 and 10 of the Plan.

     5. Non-Transferability. No Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. Each Option is exercisable, during the lifetime of Optionee, only by Optionee. Any attempted assignment, transfer, pledge, hypothecation, or other encumbrance of any Option contrary to the provisions hereof, and any execution, attachment, or similar process upon any Option, will be null, void, and of no effect.

Date of Grant: ___________________________

                         COMPANY:

                         ESI INDUSTRIES, INC.



                         By:____________________________________


ATTEST:




Rice M. Tilley, Jr., Assistant Secretary


     Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that such Optionee is familiar with the terms and conditions thereof and that such Optionee hereby accepts this Option subject to all the terms and provisions hereof. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Stock Option Committee upon any questions arising under the Plan.


DATED:    __________________________






                                _________________, Optionee




                        Stock Option Exercise Letter


CERTIFIED MAIL



(Date)


ESI Industries, Inc.
P.O. Box 710
Chester, NJ  07930-0710

Attention:  Stock Option Committee

Dear Sir:

     The undersigned hereby elects to exercise the undersigned's Option to purchase ____________ shares of the ten-cent par value Class "A" Common Stock of ESI Industries, Inc., under and pursuant to the 1982 Incentive Stock Option Plan and Stock Option Agreement (as amended effective November 29, 1988).

     Delivered herewith is a certified check or cashier's check in
the amount of $          in full payment of the option price.

     The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person are as follows:

          Name:

          Address:

          Social Security Number:


                                   Very  truly yours,



                                   __________________, Optionee

Enclosure




                                                        Exhibit 5.1


                       Opinion of Counsel


                     LAW, SNAKARD & GAMBILL
                   A PROFESSIONAL CORPORATION
                    ATTORNEYS AND COUNSELORS
                       3200 BANK ONE TOWER
                        500 THROCKMORTON
                  FORT WORTH, TEXAS  76102-3859
                       _________________

                       AREA (817) 335-7373
                         METRO 429-2991

                       FACSIMILE 332-7473
                       DIRECT DIAL NUMBER
                         (817) 878-6307

                           May 5, 1995


Supreme Industries, Inc.
16500 County Road 38
Goshen, IN  46526-0463

          Re:  Form S-8 and Form S-3 Registration Statement

Gentlemen:

     We have acted as counsel to Supreme Industries, Inc., a Delaware corporation, (the "Company") in connection with the proposed offering of the following shares of the Company's Class A Common Stock, $.10 par value (the "Common Stock"):

     (1) 57,132 shares of Common Stock previously issued under the Company's 1992 Stock Option Plan and 1982 Incentive Stock Option Plan are to be offered for sale by certain selling shareholders (the "Selling Shareholders");

     (2) 172,500 shares of Common Stock issuable by the Company upon the exercise of presently outstanding options granted under the Company's 1992 Stock Option Plan and
          1982 Incentive Stock Option Plan; and

     (3) 143,50 shares of Common Stock issuable upon exercise of options not yet granted under the Company's 1992 Stock
          Option Plan.

     All of the above shares of Common Stock are offered pursuant to a Registration Statement on Form S-8 and Form S-3 (the
"Registration Statement") to which this opinion is being filed as an exhibit.

     In our capacity as counsel to the Company, we have examined and relied upon the Company's Certificate of Incorporation and Bylaws, as amended, and the records of corporate proceedings with respect to the approval of the proposed registration and the offering and sale of the shares of Common Stock thereunder, and have made such other investigations as we have deemed necessary and prudent for the purposes of the opinions expressed herein.

     Based upon the foregoing, but subject to the penultimate paragraph of this letter, we are of the opinion that:

     (1) All of the above described shares of Common Stock have been duly authorized;

     (2) The 57,132 shares of Common Stock previously issued under the 1992 Stock Option Plan and the 1982 Incentive Stock
          Option Plan have been validly issued and are fully paid and nonassessable; and

     (3) When (a) the Registration Statement shall become effective; (b) the applicable provisions of the securities laws of the various states have been complied with; and (c) the 172,500 shares of Common Stock issuable upon the exercise of presently outstanding options granted under the Company's 1992 Stock Option Plan and 1982 Incentive Stock Option Plan and the 143,500 shares issuable upon exercise of options not yet granted under the 1992 Stock Option Plan have been issued and paid for in accordance with (i) the terms and conditions set forth in the Registration Statement and (ii) the terms and conditions of the 1992 Stock Option Plan and 1982 Incentive Stock Option Plan, respectively, and related documents entered or to be entered into between the Company and a particular optionee, then, upon delivery of such shares of Common Stock, such Common Stock will be legally issued, fully paid and nonassessable.

     This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly so stated.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the aforesaid
Registration Statement and of the use of our name in the Prospectus constituting a part thereof.

                                   Respectfully Submitted,


                                   /s/ Law, Snakard & Gambill, P.C.


                                   LAW, SNAKARD & GAMBILL, P.C.





                                                       Exhibit 23.2



               CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this registration statement of Supreme Industries, Inc. on Form S-8 of our reports dated January 27, 1995, on our audits of the consolidated financial statements and financial statement schedule of Supreme Industries, Inc. and subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which reports are incorporated by reference in Supreme Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".



                                   /s/  Coopers & Lybrand L.L.P.


                                   COOPERS & LYBRAND L.L.P.


Elkhart, Indiana
May 10, 1995










                                                     Exhibit 24.1


                        POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of Supreme Industries, Inc. (the "Company") hereby constitutes and appoints Herbert M. Gardner, William J. Barrett, and Robert W. Wilson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and Form S-3 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933, shares of the Company's Class A Common Stock, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 5th day of May, 1995.

     Signature                          Title


/s/ Herbert M. Gardner             Chairman of the Board and
                                   President
Herbert M. Gardner                 (Principal Executive Officer)

/s/ Omer G. Kropf                  Executive Vice President and
                                   Director
Omer G. Kropf

/s/ William J. Barrett             Secretary, Assistant Treasurer
                                   and
William J. Barrett                 Director


/s/ Robert W. Wilson               Executive Vice President,
                                   Treasurer,
Robert W. Wilson                   Chief Financial Officer and
Director
                                   (Principal Financial and
                                   Accounting Officer)

/s/ Robert J. Campbell             Director
Robert J. Campbell


/s/ Rice M. Tilley, Jr.            Assistant Secretary and
                                   Director
Rice M. Tilley, Jr.